Exhibit (h)(2)

Form of Amended and Restated
Schedule A
to the
Transfer Agency Agreement
by and between
Ziegler Lotsoff Capital Management Investment Trust
(f/k/a Lotsoff Capital Management Equity Trust)
and
UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate this Schedule A to the Transfer Agency Agreement, dated October 24, 2003, by and between Ziegler Lotsoff Capital Management Investment Trust and UMB Fund Services, Inc. as follows:

  Name of Funds

Ziegler Lotsoff Capital Management Micro Cap Fund
Ziegler Lotsoff Capital Management Long/Short Credit Fund

Dated as of ______ ____, 2011

ZIEGLER LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST

By: _____________________________

Name:

Title:

UMB FUND SERVICES, INC.

By: _____________________________

Name:

Title: